UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2010

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 28, 2010, the Board of Directors (the “Board”) of Landec Corporation (the "Company") approved the performance criteria and structure for cash bonuses that may be awarded to employees of the Company and its subsidiaries, Apio, Inc. ("Apio") and Lifecore Biomedical, Inc. (“Lifecore”), for the 2011 fiscal year (the "Plan").  Employees of the Company, Apio and Lifecore may earn cash bonuses based upon the achievement of separate revenue and operating income targets for the Company, Apio and Lifecore.  The aggregate cash bonus amount payable under the Plan is allocated among the participants based upon the base salary of each participant.  The percentage of base salary used to determine each participant's maximum cash bonus payment ranges from 40% to 104% of base salary for executive officers and from 8% to 40% of base salary for other employees.  To receive a cash bonus under the Plan, participants must be employed by the Company, Apio or Lifecore through the end of fiscal year 2011.  Bonus payments, if any, will be made in single lump sum cash payments as soon as practicable after the end of the Company's 2011 fiscal year.

On May 28, 2010, the Compensation Committee of the Board approved the grant of an option to purchase 67,000 shares of common stock and an award of 22,333 restricted stock units to Ron Midyett, Apio’s Chief Executive Officer.  The stock option vest monthly over three years and the restricted stock units will vest on the third anniversary of the grant.

On May 26, 2010, the Compensation Committee of the Board approved the grant of options to purchase shares of common stock and restricted stock units to the named executive officers of the Company listed below.  The stock options vest monthly over three years and the restricted stock units will vest on the third anniversary of the grant.

	Title	Stock Options	RSUs

Steve Bitler	V.P of Corporate Technology	45,000	15,000
David Taft	Chief Operating Officer	60,000	20,000
Gregory Skinner	Chief Financial Officer	75,000	25,000
Gary Steele	Chief Executive Officer	75,000	25,000

On May 26, 2010, as shown in the table below, the Committee approved the following increases to the base salaries of the named executive officers, effective June 1, 2010.

	2010 Base Salary	2011 Base Salary

Steve Bitler	$205,000	$220,000
David Taft	$300,000	$325,000
Gregory Skinner	$265,000	$310,000

In accordance with the Executive Employment Agreement of Gary Steele, Mr. Steele’s annual salary will increase to $450,000, effective January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: June 1, 2010	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer